UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2011

ART’S-WAY MANUFACTURING CO., INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-05131	42-0920725
(Commission File Number)	(IRS Employer
Identification No.)
5556 Highway 9 Armstrong, Iowa 50514
(Address of Principal Executive Offices) (Zip Code)

(712) 864-3131
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 24, 2011, Art’s-Way Manufacturing Co., Inc. (the “Company”), hired Jason Feucht to serve as the Company’s Director of Finance.  In his role as Director of Finance, Mr. Feucht will perform the duties of principal accounting officer.

Mr. Feucht, 40, has 16 years of experience in financial and accounting positions in several industries.  Prior to joining the Company, he served as a Financial and Operational Analyst for Liguria Foods, Inc. from 2009 to 2010.  Mr. Feucht’s previous positions were with LodgeNet, Inc. as a Senior Financial Analyst from 2008 to 2009, and Perficient, Inc. as a Director Of Planning and Analysis from 2004 to 2008.  Earlier in his career, Mr. Feucht held various positions at IBM Global Services and DD Pyle Company, P.C.  Mr. Feucht graduated from Iowa State University in 1994 with a BS in accounting and in 2001 with an MBA.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January 28, 2011

ART’S-WAY MANUFACTURING CO., INC.

By:	/s/ Carrie L. Majeski
Carrie L. Majeski President, Chief Executive Officer, and Chief Financial Officer